SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 9, 2004

                     Better Minerals & Aggregates Company
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                             333-32518 55-0749125
          (Commission File Number) (IRS Employer Identification No.)

                        Route 522 North, P.O. Box 187
                    Berkeley Springs, West Virginia 25411
         (Address of principal executive offices, including zip code)

                                (304) 258-2500
             (Registrant's telephone number, including area code)

                                     N/A
        (Former name or former address, if changed since last report)

Item 7.  Exhibits

        Press release, dated June 9, 2004.

Item 9.  Regulation FD Disclosure.

     On June 9, 2004, Better Minerals & Aggregates Company issued a press release announcing the completion of its cash tender offer and consent solicitation. A copy of such press release is attached hereto as Exhibit 99.1.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Better Minerals & Aggregates Company


Date:    June 9, 2004          By:
                                        --------------------------------
                                        Name:   Gary E. Bockrath
                                        Title:     Vice President and
                                                Chief Financial Officer


EXHIBIT INDEX

Exhibit Number           Description                                  Page



99.1                     Press release, June 9, 2004.



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                                  EXHIBIT 99.1

 Better Minerals & Aggregates Company Announces Completion of Cash Tender Offer and Consent Solicitation

BERKELEY SPRINGS, W.Va., June 9-Better Minerals & Aggregates Company (BMAC) today announced the completion of its cash tender offer and consent solicitation for any and all of its outstanding 13% Senior Subordinated Notes due 2009 (CUSIP No. 087714 AC 5).

As of the expiration of the tender offer at 9:00 a.m., New York City time, on Tuesday, June 8, 2004, $135.73 million (or approximately 90%) aggregate principal amount of the outstanding notes had been tendered. The notes have been accepted for purchase by BMAC and settlement of the tender offer is expected to take place today, June 9, 2004.

In connection with the tender offer, BMAC and the subsidiary guarantors entered into a supplemental indenture relating to the notes that effectuates the proposed amendments described in the Offer to Purchase and Consent Solicitation Statement dated May 4, 2004. The proposed amendments will become operational and the holders of all the notes then outstanding will become bound thereby when BMAC purchases the notes. The proposed amendments will eliminate substantially all of the restrictive covenants and certain events of default in the indenture and the notes.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to the notes. The tender offer and consent solicitation were made solely by the Offer to Purchase and Consent Solicitation Statement dated May 4, 2004.

Jefferies & Company, Inc. acted as dealer manager and solicitation agent in connection with the tender offer and consent solicitation.

BMAC mines, processes and markets industrial minerals, principally industrial silica, in the eastern and midwestern United States.